OrthoPediatrics Corp. Reports Third Quarter 2024 Financial Results and Increases Full Year 2024 Revenue Guidance

Record Third Quarter 2024 Revenue Increased 37% Year-over-Year

WARSAW, Ind., November 6, 2024 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, today announced its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 and Recent Business Highlights
•Helped a record of more than 33,000 children in the third quarter 2024, an increase of 50% from the third quarter 2023
•Generated record total revenue of $54.6 million for the third quarter of 2024, up 37% from $40.0 million in third quarter 2023; domestic revenue increased 45% and international revenue increased 12% in the quarter
•Grew worldwide Trauma & Deformity revenue 31%, worldwide Scoliosis revenue 52%; Sports Medicine/Other revenue increased 50% in the third quarter of 2024 compared to the third quarter of 2023
•Launched Enabling Technologies Division that will focus on new areas within digital health and advanced technology intended to differentiate the Company's core business, generate sustainable revenue, and access new markets and specialties beyond orthopedics
•Increased full year 2024 revenue guidance to $202 million to $204 million from $200 million to $203 million, representing growth of 36% to 37% compared to prior year

David Bailey, President & CEO of OrthoPediatrics, commented, “The third quarter results represent yet another strong performance for OrthoPediatrics in which we continued our positive momentum and executed our strategic initiatives. With multiple levers driving our growth, we saw strength across all business segments as Trauma and Deformity, Scoliosis, and OPSB all contributed to further establishing our dominant market share position within pediatric orthopedics. As we look ahead, we are confident in the remainder of 2024 and ending the year in a position of strength. Even more, we are excited about our long-term outlook as we expect to continue extending our growth while we maintain healthy gross margins and generate substantial EBITDA, all while we surround the children's hospital with everything needed to optimize pediatric care."

Third Quarter 2024 Financial Results
Total revenue for the third quarter of 2024 was $54.6 million, a 37% increase compared to $40.0 million for the same period last year. U.S. revenue for the third quarter of 2024 was $42.7 million, a 45% increase compared to $29.4 million for the same period last year, representing 78% of total revenue. The increase in domestic revenue in the third quarter of 2024 was driven by additional market share gains across Trauma and Deformity, Scoliosis, and OPSB. International revenue for the third quarter of 2024 was $11.9 million, a 12% increase compared to $10.6 million for the same period last year, representing 22% of total revenue. Growth in the quarter was primarily led by Scoliosis revenue.

Trauma and Deformity revenue for the third quarter of 2024 was $37.6 million, a 31% increase compared to $28.8 million for the same period last year. This growth was driven primarily by strong growth across numerous product lines, as well as the addition of Boston O&P. Scoliosis revenue was $15.6 million, a 52% increase compared to $10.3 million for the third quarter of 2023. The growth was driven primarily by increased international scoliosis revenue, new users of spine systems, RESPONSE 5.5/6.0, as well as 7D. Sports Medicine/Other revenue for the third quarter of 2024 was $1.3 million, a 50% increase compared to $0.9 million for the same period last year.

Gross profit for the third quarter of 2024 was $40.1 million, a 29% increase compared to $31.0 million for the same period last year. Gross profit margin for the third quarter of 2024 was 73%, compared to 77% for the same period last year. The change in gross margin was primarily driven by changes in product mix due to increased 7D unit sales at lower margin, set sales internationally, as well as less favorable purchase price variance compared to the third quarter of 2023.

Total operating expenses for the third quarter of 2024 were $45.6 million, a 29% increase compared to $35.5 million for the same period last year. The increase was mainly driven by the addition of Boston O&P, as well as increased commission expense and incremental personnel required to support the ongoing growth of the Company.

Sales and marketing expenses increased $2.8 million, or 20%, to $16.8 million in the third quarter of 2024. The increase was driven primarily by increased sales commission expenses coupled with additional employees to support the OPSB.

Research and development expenses increased negligibly to $2.6 million in the third quarter of 2024. The slight increase was driven by timing of external development expenses.

General and administrative expenses increased $8.3 million, or 46%, to $26.3 million in the third quarter of 2024. The increase was driven primarily by the addition of Boston O&P, increased depreciation and amortization as well as personnel and resources to support the continued expansion of the business.

Total other expense was $3.6 million for the third quarter of 2024, compared to $0.8 million of other income for the same period last year. The increase was driven by a one-time refinancing expense of $3.2 million.

Net loss for the third quarter of 2024 was $7.9 million, compared to $4.6 million for the same period last year. Net loss per share for the period was $0.34 per basic and diluted share, compared to $0.20 per basic and diluted share for the same period last year.

Adjusted EBITDA for the third quarter of 2024 was $4.0 million as compared to $3.6 million for the third quarter of 2023.

Weighted average basic and diluted shares outstanding for the three months ended September 30, 2024, was 23,171,249 shares.

As of September 30, 2024, cash, cash equivalents, short-term investments and restricted cash were $78.1 million compared to $82.3 million as of December 31, 2023.

Full Year 2024 Financial Guidance
For the full year of 2024, the Company increased its revenue guidance from $200 million to $203 million to $202 million to $204 million , representing growth of 36% to 37% over 2023 revenue. The Company reiterated annual set deployment to be less than $20 million and reiterated $8 million to $9 million of Adjusted EBITDA for the full year of 2024.

Conference Call
OrthoPediatrics will host a conference call on Thursday, November 7, 2024, at 8:00 a.m. ET to discuss the results. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.orthopediatrics.com, on the Investors page in the Events & Presentations section. The webcast will be available for replay for at least 90 days after the event.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, such as the impact of widespread health emergencies, such as COVID-19 and respiratory syncytial virus, and the other risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 8, 2024, as updated and supplemented by our other SEC reports filed from time to time, that may cause our results, activity levels, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements;. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as organic revenue, adjusted loss per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Sales on an organic basis excludes from our reported net revenue growth the impacts of revenue from any acquired business that have been owned for less than one year. We believe that providing the non-GAAP organic revenue is useful as a way to measure and evaluate our underlying performance consistently across the periods presented. Adjusted loss per share in this press release represents diluted loss per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, the fair value adjustment of contingent consideration, acquisition related costs, loss on early extinguishment of debt, nonrecurring Pega conversion fees, and minimum purchase commitment costs. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP diluted loss per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, provision for income taxes (benefit), depreciation and amortization, tradename impairment, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs, nonrecurring PEGA conversion fees, Midcap financing termination loss, and the cost of minimum purchase commitments. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted loss per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of reported GAAP net revenue to non-GAAP organic revenue, GAAP diluted loss per share to non-GAAP diluted loss and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets over 70 systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and over 70 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Philip Trip Taylor
Gilmartin Group
philip@gilmartinir.com
415-937-5406

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands, Except Share Data)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$51,047	$31,055
Restricted cash	1,998	1,972
Short-term investments	25,017	49,251
Accounts receivable - trade, net of allowances of $1,025 and $1,373, respectively	42,827	34,617
Inventories, net	120,934	105,851
Prepaid expenses and other current assets	6,489	3,750
Total current assets	248,312	226,496

Property and equipment, net	54,765	41,048

Other assets:
Amortizable intangible assets, net	65,955	69,275
Goodwill	91,262	83,699
Other intangible assets	18,744	15,287
Other non-current assets	10,256	2,940
Total other assets	186,217	171,201

Total assets	$489,294	$438,745

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$11,647	$12,649
Accrued compensation and benefits	13,221	11,325
Current portion of long-term debt with affiliate	158	152
Current portion of acquisition installment payable	1,325	10,149
Other current liabilities	8,274	7,391
Total current liabilities	34,625	41,666

Long-term liabilities:
Long-term loan	23,948	9,297
Long-term convertible loan	47,831	—
Long-term debt with affiliate, net of current portion	491	611
Other long-term debt, net of current portion	244	—
Acquisition installment payable, net of current portion	2,412	3,551
Deferred income taxes	4,025	5,483
Other long-term liabilities	4,799	1,112
Total long-term liabilities	83,750	20,054

Total liabilities	118,375	61,720

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 24,214,046 shares and 23,378,408 shares issued as of September 30, 2024 and December 31, 2023, respectively	6	6
Additional paid-in capital	597,009	580,287
Accumulated deficit	(219,495)	(197,742)
Accumulated other comprehensive loss	(6,601)	(5,526)
Total stockholders' equity	370,919	377,025

Total liabilities and stockholders' equity	$489,294	$438,745

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$54,573	$39,972	$152,060	$111,119
Cost of revenue	14,513	9,019	39,027	26,580
Gross profit	40,060	30,953	113,033	84,539

Operating expenses:
Sales and marketing	16,750	13,942	47,512	40,024
General and administrative	26,299	17,973	78,358	54,242
Tradename impairment	—	985	—	985
Research and development	2,577	2,561	8,118	7,973
Total operating expenses	45,626	35,461	133,988	103,224

Operating loss	(5,566)	(4,508)	(20,955)	(18,685)

Other expense (income):
Interest expense, net	404	21	1,302	105
Loss on early extinguishment of debt	3,230	—	3,230	—
Fair value adjustment of contingent consideration	—	—	—	(2,974)
Other income (expense), net	(63)	(787)	33	(1,407)
Total other expense (income), net	3,571	(766)	4,565	(4,276)

Loss before income taxes	$(9,137)	$(3,742)	$(25,520)	$(14,409)
Provision for income taxes (benefit)	(1,218)	849	(3,767)	(126)
Net loss	$(7,919)	$(4,591)	$(21,753)	$(14,283)
Weighted average common stock - basic and diluted	23,171,249	22,762,823	23,046,155	22,646,087
Net loss per share – basic and diluted	$(0.34)	$(0.20)	$(0.94)	$(0.63)

ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)(In Thousands)

	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(21,753)	$(14,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Tradename Impairment	—	985
Depreciation and amortization	15,087	12,198
Stock-based compensation	9,660	7,779
Loss on early extinguishment of debt	3,230	—
Fair value adjustment of contingent consideration	—	(2,974)
Fair value adjustment of acquisition installment payable	599	1,092
Deferred income taxes	(3,907)	(899)
Changes in certain current assets and liabilities:
Accounts receivable - trade	(5,178)	(12,878)
Inventories, net	(14,154)	(22,198)
Prepaid expenses and other current assets	(2,134)	(196)
Accounts payable - trade	(1,768)	11,492
Accrued expenses and other liabilities	308	3,288
Other	(3,051)	(2,909)
Net cash used in operating activities	(23,061)	(19,503)

INVESTING ACTIVITIES
Acquisition of Boston O&P, net of cash acquired	(20,225)	—
Clinic acquisition, net of cash acquired	(475)	—
Acquisition of MedTech, net of cash acquired	—	(3,097)
Acquisition of Rhino assets	—	(546)
Investment in private companies	(380)	—
Sale of short-term marketable securities	49,855	89,040
Purchase of short-term marketable securities	(25,000)	(48,600)
Purchases of property and equipment	(14,525)	(13,042)
Net cash (used in) provided by investing activities	(10,750)	23,755

FINANCING ACTIVITIES
Installment payment for ApiFix	(2,250)	(2,000)
Installment payment for MedTech	(1,250)	—
Proceeds from issuance of debt	73,533	—
Payment on debt	(12,231)	—
Payment of debt issuance costs	(3,085)	—
Proceeds from exercise of stock options	—	21
Payments on acquisition note	(928)	—
Payments on mortgage notes	(113)	(107)
Net cash provided by (used in) financing activities	53,676	(2,086)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	153	(396)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	20,018	1,770

Cash, cash equivalents and restricted cash, beginning of period	$33,027	$10,462
Cash, cash equivalents and restricted cash, end of period	$53,045	$12,232

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$1,381	$32
Issuance of common shares to acquire Rhino	$—	$478
Transfer of instruments between property and equipment and inventory	$966	$431
Issuance of common shares for ApiFix installment	$6,929	$6,178
Issuance of common shares for MedTech installment	$133	$2,274
Right-of-use assets obtained in exchange for lease liabilities	$3,220	$367
Debt issuance costs not yet paid	$260	$—

ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by geographic location:	2024	2023	2024	2023
U.S.	$42,714	$29,360	$118,269	$82,748
International	11,859	10,612	33,791	28,371
Total	$54,573	$39,972	$152,060	$111,119

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by category:	2024	2023	2024	2023
Trauma and deformity	$37,642	$28,806	$108,715	$79,715
Scoliosis	15,635	10,304	39,521	28,270
Sports medicine/other	1,296	862	3,824	3,134
Total	$54,573	$39,972	$152,060	$111,119

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(7,919)	$(4,591)	$(21,753)	$(14,283)
Interest expense, net	404	21	1,302	105
Other (income) expense	(63)	(787)	33	(1,407)
Provision for income taxes (benefit)	(1,218)	849	(3,767)	(126)
Depreciation and amortization	5,280	4,270	15,087	12,198
Stock-based compensation	3,922	2,364	9,660	7,779
Tradename impairment loss	—	985	—	985
Fair value adjustment of contingent consideration	—	—	—	(2,974)
Acquisition related costs	117	10	504	209
Nonrecurring Pega conversion fees	—	—	—	277
Loss on early extinguishment of debt	3,230	—	3,230	—
Minimum purchase commitment cost	224	477	1,200	1,053
Adjusted EBITDA	$3,977	$3,598	$5,496	$3,816

ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED LOSS PER SHARE TO NON-GAAP ADJUSTED DILUTED LOSS PER SHARE
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Loss per share, diluted (GAAP)	$(0.34)	$(0.20)	$(0.94)	$(0.63)
Tradename impairment loss	—	0.04	—	0.04
Accretion of interest attributable to acquisition installment payable	—	0.01	—	0.05
Fair value adjustment of contingent consideration	—	—	—	(0.13)
Acquisition related costs	0.01	—	0.02	0.01
Nonrecurring Pega conversion fees	—	—	—	0.01
Loss on early extinguishment of debt	0.14	—	0.14	—
Minimum purchase commitment cost	0.01	0.02	0.05	0.05
Loss per share, diluted (non-GAAP)	$(0.18)	$(0.13)	$(0.73)	$(0.60)